UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 5, 2011

Affiliated Managers Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-13459	04-3218510
(Commission File Number)	(IRS Employer Identification No.)

600 Hale Street Prides Crossing, Massachusetts	01965
(Address of Principal Executive Offices)	(Zip Code)

(617) 747-3300

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01     Entry into a Material Definitive Agreement.

On July 5, 2011, Affiliated Managers Group, Inc. entered into a First Amendment to the Fourth Amended and Restated Credit Agreement with Bank of America, N.A., as administrative agent, and financial institutions from time to time party to the Credit Agreement.  The Amendment amends the Credit Agreement by releasing the subsidiary guarantors from their guarantee of obligations, reducing the leverage ratio covenant and making certain other related amendments.

This description is a summary and is qualified by reference to the full text of the Amendment, which is attached to this Current Report on Form 8-K as Exhibit 10.1, and the full text of the Credit Agreement, a copy of which is attached as Exhibit 10.1 to the Company’s Form 8-K filed on January 13, 2011.

ITEM 9.01             Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description

10.1

First Amendment to Credit Agreement dated as of July 5, 2011 among Affiliated Managers Group, Inc., Bank of America, N.A., as administrative agent, and financial institutions from time to time party to the Credit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFILIATED MANAGERS GROUP, INC.

Date: July 5, 2011
	By:	/s/ John Kingston, III
		Name:	John Kingston, III
		Title:	Vice Chairman, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1

First Amendment to Credit Agreement dated as of July 5, 2011 among Affiliated Managers Group, Inc., Bank of America, N.A., as administrative agent, and financial institutions from time to time party to the Credit Agreement